Exhibit 11

                       United States Cellular Corporation
              Computation of Earnings Per Common Share and Series A
                     Common Share (in thousands, except per
                                 share amounts)


Three Months Ended September 30,                              1995      1994
-------------------------------------------------------------------------------

Primary Earnings
  Net Income Available to Common                            $ 32,263  $ 10,796
                                                            ========  ========

Primary Shares
  Weighted average number of Common and Series A
    Common Shares Outstanding                                 82,934    78,170

  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights                         77        67
    Convertible Preferred Shares                                 622     1,093
    Common Shares Issuable                                       928       964
                                                            --------    ------
  Primary Shares                                              84,561    80,294
                                                            ========    ======

Primary Earnings per Common Share
  Net Income                                                 $   .38   $   .13
                                                            ========   =======


Fully Diluted Earnings*
  Net Income Available to Common, as reported                $32,263   $10,796
  Interest expense eliminated as a result of the pro forma
    conversion of Convertible Debentures                       2,207        --
                                                            --------   -------
  Net Income Available to Common, as adjusted                $34,470   $10,796
                                                            ========   =======

Fully Diluted Shares
  Weighted average number of Common and Series A
    Common Shares Outstanding                                 82,934    78,170

  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights                         93        73
    Convertible Preferred Shares                                 622     1,093
    Common Shares Issuable                                       928       964
    Conversion of Convertible Debentures                       7,059      --
                                                            --------  --------
  Fully Diluted Shares                                        91,636    80,300
                                                            ========  ========

Fully Diluted Earnings per Common Share
  Net Income                                                $    .38   $   .13
                                                            ========   =======

--------------


* This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                                                      Exhibit 11

                       United States Cellular Corporation
       Computation of Earnings Per Common Share and Series A Common Share
                    (in thousands, except per share amounts)


Nine Months Ended September 30,                                  1995      1994
--------------------------------------------------------------------------------
Primary Earnings
    Net Income Available to Common                             $79,950   $15,151
                                                               =======   =======

Primary Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding                               82,112    76,909

    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights                       68        66
        Convertible Preferred Shares                               674     1,102
        Common Shares Issuable                                     992     1,416
                                                               -------   -------
    Primary Shares                                              83,846    79,493
                                                               =======   =======

Primary Earnings per Common Share
    Net Income                                                 $   .95   $   .19
                                                               =======   =======


Fully Diluted Earnings*
    Net Income Available to Common, as reported                $79,950   $15,151
    Interest Expense eliminated as a result of the pro forma
        conversion of Convertible Debentures                     2,597      --
                                                               -------   -------
    Net Income Available to Common, as adjusted                $82,547   $15,151
                                                               =======   =======

Fully Diluted Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding                               82,112    76,909

    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights                      133        74
        Convertible Preferred Shares                               674     1,102
        Common Shares Issuable                                     992     1,416
        Conversion of Convertible Debentures                     2,767      --
                                                               -------   -------
    Fully Diluted Shares                                        86,678    79,501
                                                               =======   =======

Fully Diluted Earnings per Common Share
    Net Income                                                 $   .95   $   .19
                                                               =======   =======

--------------


* This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.